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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3, of our report dated February 14, 2003, which expresses an unqualified opinion and includes an explanatory paragraph describing the accounting for the merger of VPHI Midwest, Inc., appearing in the Annual Report on Form 10-K of CITGO Petroleum Corporation for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP


Tulsa, Oklahoma
March 21, 2003